EXHIBIT 99.1

For Immediate Release: June 29, 2015
Jennifer Nahas
Vice President, Marketing
Griffin Capital Corporation
jnahas@griffincapital.com
Office Phone: 949-270-9332
Cell Phone: 949-433-6860

Griffin Capital Essential Asset REIT II Acquires $81.4 Million Corporate Headquarters Facility in Parsippany, New Jersey
Over $328 million in 2015 Acquisitions

El Segundo, Calif. (June 29, 2015) - Griffin Capital Corporation (“Griffin Capital”) announced today, on behalf of Griffin Capital Essential Asset REIT II, Inc. (the “REIT”), the acquisition of the 203,506 square-foot, Wyndham Worldwide (“Tenant”) corporate headquarters facility in Parsippany, New Jersey (“Property”) from an affiliate of Mack-Cali Realty Corporation (NYSE: CLI). The Property is 100% leased to Wyndham Worldwide Operations with a guarantee from the parent company, Wyndham Worldwide Corporation, which has an investment grade credit rating of ‘BBB-’ from S&P and is one of the world’s largest hospitality companies. The Tenant has a remaining lease term of over 14 years with annual base rental rate increases of 1.75% and no termination or contraction options. The Tenant has been an occupant at the Property since it was constructed as a build-to-suit in 2013. The Property is located in the Mack-Cali Business Campus adjacent to 22 Sylvan Way, which is the second half of the Tenant’s headquarters campus purchased by another REIT sponsored by Griffin Capital, Griffin Capital Essential Asset REIT, Inc., in April 2014.
Combined, year-to-date acquisitions for the REIT total over $328 million in purchase price with a weighted average remaining lease term of over 10.5 years.

Commenting on the acquisition, Robert Corry, Griffin Capital’s Managing Director of Acquisitions said, “Given the Tenant’s 20+ year history in the Mack-Cali Business Campus, the recent construction of the Property and the Tenant’s capital investment into the Property, we believe Wyndham will continue to find the Property attractive as its headquarters for the foreseeable future.”
Michael Escalante, Griffin Capital's Chief Investment Officer added, "Given the investment grade credit quality of the tenant, long-dated lease with annual rental rate increases, and strategic location in the largest metropolitan area in the United States, this acquisition is an excellent addition to our REIT’s institutional-quality portfolio.”
About Griffin Capital Essential Asset REIT II and Griffin Capital Corporation
Griffin Capital Essential Asset REIT II, Inc. is a publicly registered non-traded REIT with a portfolio that currently includes 10 office properties totaling approximately 2.0 million rentable square feet and asset value of over $328 million.  Led by senior executives each with more than two decades of real estate experience collectively encompassing over $20 billion of transaction value and more than 650 transactions, Griffin Capital and its affiliates have acquired or constructed approximately 40 million square feet of space since 1995. Griffin Capital and its affiliates manage, sponsor and/or co-sponsor a portfolio consisting of approximately 25.0 million square feet of space, located in 29 states, representing approximately $4.1 billion in asset value. Additional information about Griffin Capital is available at www.griffincapital.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in GCEAR’s Form 10-K. This is neither an offer nor a solicitation to purchase securities.